                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2006

                                  MDWERKS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

      333-118155                                      33-1095411
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(Commission File Number)                    (IRS Employer Identification Number)

                            Windolph Center, Suite I
                              1020 N.W. 6th Street
                            Deerfield Beach, FL 33442
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                    (Address of Principal Executive Offices)

                                 (954) 389-8300
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              (Registrant's Telephone Number, Including Area Code)

     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13-e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24, 2006 we received gross proceeds of $250,000 (net proceeds of
$236,566, after expenses) in connection with a financing provided by Mr. David
Goldner, an unaffiliated accredited investor. In connection with the financing, we issued a secured promissory note to Mr. Goldner in the original principal amount of $250,000 (the "Note") and a three year warrant to purchase 111,111 shares of our common stock at a price of $2.25 per share (the "Warrant").

The Note bears interest at the rate of 7% per year, payable monthly in arrears.
Subject to certain mandatory prepayment provisions, unpaid principal and interest due under the Note will become due and payable on August 24, 2007.

Our obligations under the Note and the agreements entered into in connection with the financing are guaranteed by our subsidiary, Xeni Financial Services,
Corp. pursuant to the terms of a guaranty agreement (the "Guaranty").

The performance of our obligations and the obligations of Xeni Financial
Services in connection with the Note, the Guaranty and the security agreement entered into in connection with the financing are secured by a security interest in the Revolving Line of Credit Loan Agreement, dated September 29, 2005, between Xeni Financial Services, Corp. and Mobile Diagnostic Imaging, Inc. (the
"MDI Revolver Loan Agreement") and all other loan documents related to the MDI
Revolver Loan Agreement, including two promissory notes in the original principal amounts of $250,000 and $121,068.21 issued by Mobile Diagnostic
Imaging, Inc. to Xeni Financial Services, Corp.

We intend to use the net proceeds of the financing for general working capital purposes.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the financing described above, we issued the Note and the
Warrant to Mr. Goldner pursuant to the term of a Subscription Agreement. In the
Subscription Agreement we granted Mr. Goldner "piggyback" registration rights.

Mr. Goldner is an "accredited investor," as defined in Regulation D under the
Securities Act of 1933, as amended, or the Securities Act. Neither the Note nor the Warrant, nor shares of our common stock underlying the Warrant were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by
Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination based on the representations of Mr. Goldner, which included, in pertinent part, that Mr. Goldner is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that Mr.

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Goldner was acquiring the Note and the Warrant for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution, and that Mr. Goldner understood such securities may not be sold or otherwise disposed of without registration under the Securities
Act or an applicable exemption therefrom.

Thus, the Note, the Warrant and shares of common stock underlying the Warrant may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     The following exhibits are filed as part of this report:

     Exhibit No.      Description
     -----------      -----------

       4.1            Promissory Note issued to David Goldner

       4.2            Class C Warrant to purchase shares of Common Stock at a
                      price of $2.25 per share

       10.1           Guaranty issued to David Goldner by Xeni Financial
                      Services, Corp.

       10.2           Security Agreement between Xeni Financial Services, Corp.
                      and David Goldner

       10.3           Subscription Agreement between MDwerks, Inc. and David
                      Goldner

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MDWERKS, INC.

Dated: August 29, 2006              By:   /s/ Howard B. Katz
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                                       Howard B. Katz
                                       Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    ------------
    4.1        Promissory Note issued to David Goldner

    4.2        Class C Warrant to purchase shares of Common Stock at a price of
               $2.25 per share

    10.1       Guaranty issued to David Goldner by Xeni Financial Services, Corp.

    10.2       Security Agreement between Xeni Financial Services, Corp. and
               David Goldner

    10.3       Subscription Agreement between Company and David Goldner

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